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                          [ARIZONA DIAMONDBACKS LOGO]

April 6, 1999

Jeffrey S. Peterson
President, CEO
QUEPASA.COM
One Arizona Center
400 E. Van Buren
Phoenix, AZ 85004

Dear Jeff-.

This letter agreement will serve to confirm our understanding regarding the key points and commitments which will be included in a formal contract between Quepasa.com and the Arizona Diamondbacks. Though broad, this letter agreement will be binding in nature until the formal contract is executed.

The following are elements included in your sponsorship of the Arizona Diamondbacks and- Bank One Ballpark:

Term                       -  One (1) season commencing April 6, 1999 and ending
                              December 31, 1999.

Investment                 -  1999 $1,500,000
                           -  $500,000 to due upon execution of this letter
                              agreement and $1,000,000 to be billed on July 1, 1999.

Logo Rights                -  Quepasa.com will have use of Diamondbacks name and
                              logo for approved marketing and promotional uses.

SIGNAGE                    -  Quepasa.com will receive the following signage
                              elements. Exact dimensions, descriptions and illustrations will appear in the formal contract:
                           -  One (1) 25' x 25' out of town gameboard location

BANK LINE BALLPARK  401 E. JEFFERSON STREET  PHOENIX, ARIZONA 85004
P.O. BOX 2095 PHOENIX, ARIZONA 85001   602-462-6500 * FAX 602-472-6600
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                          - One (1) 6' x 20' lineup board location
                          - Pending sale of at least one other location.
                            $75,000 rebate if not installed by July 23, 1999.
                          - One (1) main scoreboard rotator location
                          - One (1) fascia rotator location-
                          - One (1) home plate rotator location

                          - Logo placement on all cupholders in Bank One
                            Ballpark (excluding the Infiniti Diamond Level).

Television                - Quepasa.com will receive the following
                            television elements on all seventy five (75) televised games on KTVK Channel 3:

                            - Two (2):30 spots in-game
                            - Opening or closing billboards
                            - One (1) television feature/game
                            - One (1) :30 spot during weekly television show (32 total shows running Sundays at 4:30pm)

Radio                     - Quepasa.com will receive the
                            following radio elements for a
                            minimum of 162 games broadcast
                            on KTAR 620 AM:

                            - Two (2):30 in GAME SPOTS

                             - Opening or closing billboards
                             - One (1) :30 spot during weekly half hour
                               "Talk to the Diamondbacks" show (32
                               total shows running Fridays at 12:30pm)


Post Season                - Should the Diamondbacks
                             advance to post season play and
                             local radio and television
                             coverage is possible, Quepasa.com
                             agrees to purchase above spots at
                             a rate of $2,420/spot for in game
                             television and $605/spot for
                             in-game radio.

Spanish Television         - Quepasa.com will receive the following for a
                             minimum of 20 broadcasts on Telemundo
                             Channel 64:



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                              Four (4) :30 in-game spots
                              opening or closing billboards
                              One (1) feature/game

Spanish ,Radio              - Quepasa.com will receive the following for a
                              minimum of 91 broadcasts on KPHX 1480am:
                              - Four (4):30 in-game spots
                              - Opening or closing billboards

                              - One (1) feature/game

Promotion                   - Presenting sponsor of the
                              Quepasa.com stage located in the main
                              plaza of Bank One Ballpark.
                              - Presenting sponsor of the " quepasa crew" in
                                ballpark entertainment team.

Video Feature               - One (1) in-game video
                              feature/game on the main scoreboard
                              Jumbotron color video board.

Print                       - Quepasa.com will receive the following
                              print elements:
                              - One (1) half page, four color
                                advertisement in the game
                                program/team magazine.
                              - One (1) half page, four color advertisement in
                                the Diamondbacks Mensual de los Diamondbacks hispanic magazine.

Quepasa.com Night           - Quepasa.com and the team will jointly
                              select one (1) game to be designated as
                              "Quepasa.com Night." Included in this night are the following elements:
                              - Quepasa.com premium will be given away
                                to a minimum of 10,000 fans in attendance.
                                The item given away will be at the expense of the Quepasa.com

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                                  - A representative of Quepasa.com will have
                                    the opportunity to throw out the ceremonial first pitch."
                                    Use of one (1) party suite.

Internet                          - Sponsorship of the Game
                                    Day/Scoreboard Section or other
                                    mutually agreed upon section of
                                    azdiamondbacks.com.

Road Trip                         - Quepasa.com will have two (2)
                                    people accompany team on a road
                                    trip. Airfare, hotel, ground
                                    transportation and game tickets
                                    will be provided by the team.

Luxury Suite                        -   One (1) luxury suite at Bank One
                                        Ballpark for the entire 1999 season.

Season Tickets                      -   Four (4) lower level season tickets.


Parking                             -   Two (2) parking passes in the Bank One
                                        Ballpark garage.

Arizona Baseball Club               -   Two (2) Arizona Baseball Club
                                        memberships.

                                 * * * * * * *

Jeff, if the above components meet with your approval, please sign in the designated space below and fax to me at (602) 462-6666. We expect a formal contract to be ready within 30 days and will forward a copy to you as soon as we have it.


Sincerely,

/s/ Scott Brubaker
----------------------------
Scott Brubaker
Sr. Vice President, Sales & Marketing
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Accepted and Agreed:


/s/ Jeffrey S. Peterson                 /s/ Scott Brubaker
------------------------------------    -------------------------------------
Jeffrey S. Peterson, President & CEO    Scott Brubaker, Sr. Vice President
Quepasa.com                             of Sales and Marketing
                                        Arizona Diamondbacks


4-15-99                                 4-7-99
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Date                                    Date